CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT ("Agreement") is made effective as of the 1st day of May, 1996 by and between The Fortress Group, Inc., a Delaware corporation, (the "Company") and Commonwealth Homes, Inc., a Delaware corporation (the "Consultant").

         WHEREAS, the Company's long-term strategy includes the strategic acquisition of homebuilding companies and potentially other related businesses;

         WHEREAS, Consultant and its principals have extensive experience in mergers and acquisitions ("M&A"), financing and strategic planning, particularly in the homebuilding industry;

         WHEREAS, the Company desires to retain the services of Consultant and the parties desire to enter into an Agreement to evidence the terms and conditions of such an engagement;

         NOW, THEREFORE, in consideration of the promises and mutual covenants contained in this Consulting Agreement, it is agreed as follows:

         Section 1. Consulting Terms and Duties.

         Upon the terms and conditions set forth herein, the Company hereby retains and engages Consultant, and Consultant hereby accepts such retention and engagement to render such M&A, financial advisory and strategic planning services as shall be specified from time to time by the Company's President and/or such other officer as the Company's Board of Directors shall designate. Nothing in this Agreement shall prohibit the company from hiring any other third party advisors to provide M&A, financial advisory, strategic planning or related services and this Agreement does not create an exclusive right in favor of Consultant to provide such services.

         Section 2. Term.

         Consultant's term of engagement under this Agreement shall be for a period of three years commencing effective May 1, 1996 (the "Initial Engagement Period"). This Agreement shall automatically renew for successive one-year periods (each one-year period shall be referred to herein as a "Renewal Period") unless either the Company or Consultant, as the case may be, provides written notice within ninety (90) days prior to the termination of any such period, stating its/his desire to terminate this Agreement. The Initial Engagement Period and each successive Renewal Period shall be referred to herein together as the "Engagement Period". Notwithstanding anything to the contrary contained herein, the Engagement Period is subject to termination pursuant to Section 6 below.



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         Section 3. Compensation.

                  (a) Transaction Fees. During the Term, in consideration of the services rendered pursuant to this Agreement, the company will pay consultant a fee, contingent upon and to be paid upon consummation of any Transaction (as defined) by the Company for which Consultant has been engaged. The amount of any such fee will be (i) agreed upon by the Company and Consultant, (ii) approved as to fairness by a committee of disinterested members of the Board of Directors of the Company, and
         (iii) reasonable and customary in relation to the size and complexity of the Transaction and the fees customarily charged by other advisors for similar services. The parties anticipate that such fee will generally be based on a percentage of the Enterprise Value (as defined below)involved in the Transaction. As used herein, "Transaction" means
         (x) an acquisition, (y) joint venture, partnership, license arrangement or other arrangement sought by the Company ("Alliance"), or (z) a capital transaction whereby the Company seeks to raise funds form the capital markets either through a private placement or a public offering of securities.

                           Acquisition. With respect to an acquisition,
                  "Enterprise Value" will be determined by taking into consideration, by way of example, any cash payments plus (i) the face value or par value of any notes, bonds, evidences of indebtedness, or preferred stock issued by the Company, (ii) the higher of book or market value on the date of closing of the Transaction of any shares of stock or other equity securities issued by the Company, any subsidiary, or Affiliate of the Company, (iii) the actual amount of any consideration paid through "earn-outs" employment agreements, agreements not to compete, royalties or similar arrangements as it is paid to the acquired company, its shareholders, and/or top management in consideration for the Transaction, (iv) any debt assumed in the Transaction by the Company, and (v) the amount of any additional contingent, deferred, or other form of consideration paid, issued , or given by the Company, any subsidiary, or Affiliate of the Company in consideration for any Transaction.

                           Alliance. With respect to an Alliance, "Enterprise
                  Value" shall include the value of all assets committed by both parties to the relationship.

                           Capital Transaction. With respect to a capital
                  transaction, "Enterprise Value" means the market value of the securities issued by the Company.

                  (b) Reimbursement of Expenses. The Company shall reimburse Consultant for those reasonable and necessary out-of-pocket expenses, including professional, consulting, and similar acquired services, which are approved by the President of the Company and which have been incurred by Consultant in connection with the rendering of services hereunder. Any reimbursement to be made by the Company pursuant to this
         Section 3(b)

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         shall be made following submission to the Company by Consultant of reasonable documentation of the expenses incurred.

                  (c) Annual Fee. In consideration of the willingness of Consultant to make itself available during the term of their Agreement and of the anticipation that Consultant will provide substantial services in connection with potential Transactions that will not ultimately be consummated, the Company agrees to pay Consultant an annual fee of $350,000. The Annual Fee shall be taken into account when fees are determined pursuant to Section 3(a) in any year.

         Section 4. Nondisclosure.

         4.1 Nondisclosure of Confidential Information.

                  (a) Consultant recognizes and acknowledges that during the course of its engagement it will be exposed to data and information concerning the business and affairs of the Company, including but not limited to, information relative to the Company's pro forma financial statements, strategies, plans, contracts, pricing programs, profitability analyses, and profit margin information and other related matters and that all of such data and information (collectively the "Proprietary Information") are vital, sensitive, confidential and proprietary to the Company.

                  (b) Consultant acknowledges that the Proprietary Information constitutes a protectable business interest of the Company, and it covenants and agrees that during the term of this engagement and after its termination it shall not directly or indirectly, whether individually, as a director, stockholder, owner, partner, employee, or agent of any business, or in any other capacity, make known, disclose, furnish, make available, or utilize any of the Proprietary Information , other than in the proper performance of his duties during the term of his engagement hereunder; Provided, however, that Proprietary Information shall not include (a) information which is known to the public or is generally known within the industry of businesses comparable to the Company's planned business (other than as a result of Consultant's violation of this covenant) or (b) information which Consultant is required to disclose pursuant to law or order of a court having jurisdiction over Consultant (provided that Consultant offers the Company an opportunity to obtain an appropriate protective order or administrative relief against disclosure of such Proprietary Information).

                  (c) Property of the Business. All memoranda, notes, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memories, or microfiche or by any other means, made or compiled by or on behalf of Consultant in connection with the rendering by Consultant of consulting services hereunder, or made available by the Company to Consultant relating to the business of the Company,

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         are and shall be the Company's property and shall be delivered to the
         Company promptly on the request of the Company.

         4.2 Rights and Remedies upon Breach. If Consultant breaches, or threatens to commit a breach of, any of the provisions of Section 4.1 (the "Nondisclosure Covenants"), the Company shall have the right and remedy to have the Nondisclosure Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Nondisclosure Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company. The Company shall also have any other rights and remedies available to it under law or in equity.

         4.3 Severability of Covenants. Consultant acknowledges and agrees that the Nondisclosure Covenants are reasonable and valid in scope and in all other respects. If any court determines that any of the Nondisclosure Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Nondisclosure Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

         Section 5. Equitable Remedies

                (a) Consultant acknowledges and agrees that the covenants set forth in Section 4 inclusive hereof are reasonable and necessary for the protection of the Company's business interests, that irreparable injury will result to Company if Consultant breaches any of the terms of said covenants, and that in the event of Consultant's actual or threatened breach of any such covenants, the Company will have no adequate remedy at law. Consultant accordingly agrees that in the event of any actual or threatened breach by it of any of said covenants, the Company shall be entitled to immediate injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

                  (b) Each of the covenants in Section 4 inclusive hereof shall be construed as independent of any other covenants or other provisions of this Agreement.

                  (c) In the event of any judicial determination that any of the covenants set forth in Section 4 inclusive hereof are not fully enforceable, it is the intention and desire of the parties that the court treat said covenants as having been modified to the extent deemed necessary by the court to render them reasonable and enforceable, and that the court enforce them to such extent.

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         Section 6. Termination

         This Agreement shall be terminate as provided in Section 2; provided, that (a) this Agreement shall be earlier terminated in the event of Consultant's dissolution and (b) the provisions of Sections 3(a), 3(b), 4, 5 and 8(f) shall survive the termination of this Agreement.

         Section 7. Representations and Warranties.

         7.1 Representations and Warranties of Consultant. Consultant represents and warrants to the Company as follows:

                  (a) Consultant is a limited liability company duly organized and validly existing under the laws of the State of Delaware with full corporate power and authority to execute and deliver this Agreement. Consultant has the full legal right, power and capacity, and all authority and approval required to execute and deliver this Agreement and to perform its obligations hereunder.

                  (b) This Agreement has been duly authorized, executed and delivered by Consultant and constitutes a valid and legally binding agreement of Consultant, enforceable against Consultant in accordance with its terms, subject to applicable bankruptcy,, insolvency and similar laws affecting creditors' rights generally and subject as to enforceability to general principles of equity 9regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (c) The execution and delivery by Consultant of this Agreement and the performance of its obligations hereunder will not (i) require the consent, waiver, order, registration, qualification, authorization or approval of, from or with any governmental or regulatory authority, domestic or foreign, or of any other individual, partnership, corporation, trust or other entity (collectively, "Person"), (ii) conflict with or result in any breach or violation of any of the terms of conditions or provisions of, or constitute (or, with notice or lapse of time or both, constitute) a default under (1) the Articles of Incorporation or By-Laws of Consultant; (2) any federal, state, local or foreign, statute, regulation, order judgment or decree of any court, arbitrator or governmental or regulatory instrumentality applicable to Consultant or (3) any instrument, contract or other agreement to which Consultant is a party or by or to which Consultant is bound or subject.

         7.2 Representations and Warranties of the Company. The Company represents and warrants to Consultant as follows:

                  (a) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, with full power and authority to execute and deliver this

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         Agreement. The Company has full legal right, power and capacity, and all authority and approval required to execute and deliver this Agreement and to perform all its obligations hereunder.

                  (b) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors rights generally and subject as to enforceability to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (c) The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder will not (i) require the consent, waiver, order, registration, qualification, authorization or approval of, from or with any governmental or regulatory authority, domestic or foreign, or of any other person, (ii) conflict with or result in any breach or violation of the terms or conditions or provisions of, or constitute (or, with notice or lapse of time or both constitute) a default under (1) the Articles of Incorporation or By-laws of the Company, 92) any federal, state, local or foreign statute, regulation, order, judgment or decree of any court, arbitrator or governmental or regulatory instrumentality applicable to the Company, or (3) any instrument, contract or other agreement to which the Company is a party or by or to which the Company is bound or subject.

         Section 8. Miscellaneous.

                  (a) Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission (with a copy also sent by another means herein provided for), sent by certified, registered or express mail, postage prepaid or sent by reputable air courier. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission 9with issuance by the transmitting machine of a confirmation of successful transmission) or, if mailed, five days after the date of deposit in the United States mail or, if sent by courier, two days after the date of deposit with such courier, addressed as follows:

                           (i)      if to the Company to:

                                    The Fortress Group, Inc.
                                    1921 Gallows Road
                                    Vienna, VA 22182

                                    Attention: James J. Martell, Jr.


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                           (ii)     if to Consultant, to:

                                    Commonwealth Home, Inc.
                                    8000 Towers Crescent Drive
                                    Vienna, VA  22182

                                    Attention:  J. Marshall Coleman


         Any party may change its address for notice hereunder by notice to the other party hereto given in accordance herewith.

                  (b) Assignability. This Agreement shall not be assignable by either party hereto without the prior written consent of the other party, which consent, if requested of the Company by Consultant, shall not be unreasonably withheld, and any such purported assignment shall be void ab initio.

                  (c) Governing Law. The parties agree that this Agreement shall be construed and governed in accordance with the internal laws of the State of Virginia, without giving effect to principles of conflicts of laws.

                  (d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and permitted assigns.

                  (e) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  (f) Indemnification. The Company agrees to indemnify and hold harmless Consultant, the directors, officers, agents, employees, legal representatives and affiliates of Consultant, and each Person, if any, controlling Consultant or any of its affiliates within the meaning of
         Section 15 of the Securities Act of 1933 9as "Indemnified Party"), from and against any and all losses, claims, damages and liabilities, joint or several, caused by, related to or arising out of Consultant acting for or providing services to the Company pursuant to this Agreement, and to reimburse any Indemnified Party for all reasonable expenses (including Attorneys' fees) incurred by the Indemnified Party in connection with the investigation, preparation or defense of any such action or claim, whether or not in connection with any pending or threatened litigation, to which such Indemnified Party is subject; provided, however, that the Company shall not have any obligation for any losses, claims, damages, liabilities or expenses that are found, in a final judgment by a court of competent jurisdiction from which no appeal can be or has been taken, to have resulted

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         principally from the Indemnified Party's gad faith, gross negligence or willful misconduct. The Indemnified Party agrees to notify the Company promptly of the assertion of any claim or the commencement of any action or proceeding relating to this indemnity, but the Indemnified Party's failure to so notify the company shall not relieve the company from any obligation or liability which the company may have pursuant to this Agreement to the extent that the Company has not been prejudiced in any material respect by such failure. The Indemnified Party shall have the right to retain counsel of its own choice to represent it and such counsel shall, to the fullest extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall not be liable under this Agreement for any settlement of any claim against the Indemnified Party made without the company's written consent, which consent will not be unreasonably withheld. The foregoing rights are in addition to any rights that the Indemnified Party may have at common law or otherwise.

                  (g) Entire Agreement; Modification. This Agreement sets forth the entire understanding of the parties with respect to Consultant's rendering of the services which are the subject hereof. Neither this Agreement nor any provision hereof may be modified, waived, terminated or amended other than by the express written agreement of Consultant and the Company.

                  (h) Waivers. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege hereunder, nor any single or partial exercise of only and are not to be considered in the interpretation or construction of the provisions hereof any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                  (i) Headings. The headings in this Agreement are inserted for convenience.

                  (j) Definitions of "Person". As used herein, the term "Person" shall mean any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or any political subdivision thereof.

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         IN WITNESS WHEREOF, the Company and Consultant have signed this
Agreement as of the day and year written above.


THE  COMPANY                                     CONSULTANT

The Fortress Group, Inc.                         Commonwealth Homes, Inc.

By:  _________________________                   By:  __________________________
Its: _________________________                   Its: __________________________